SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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INTEGRATED CIRCUIT SYSTEMS, INC

(Name of Registrant as Specified In Its Certificate)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2435 Boulevard of the Generals
Norristown, Pennsylvania 19403

Notice of Annual Meeting of Shareholders

To the Shareholders of Integrated Circuit Systems, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. (the “Company”), to be held at 10:00 a.m., Pacific Standard Time, on October 29, 2002, at the offices of Golden Gate Capital, One Embarcadero Center, 33rd Floor, San Francisco, California for the following purposes:

1. To elect two Class II directors of the Company for a three-year term; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of the Company’s Common Stock at the close of business on September 18, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

Your vote is important. Even if you plan to attend the Annual Meeting, I urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope in order to be certain your shares are represented at the meeting. If you decide to attend the meeting and wish to vote in person, you may revoke your proxy by written notice at that time.

By Order of the Board of Directors
Justine F. Lien
Chief Financial Officer and Corporate Secretary

September 27, 2002

INTEGRATED CIRCUIT SYSTEMS, INC.
2435 Boulevard of the Generals
Norristown, PA 19403

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: October 29, 2002

The Board of Directors of Integrated Circuit Systems, Incorporated, a Pennsylvania corporation (the “Company” or “ICS”) is soliciting the enclosed proxy for use at the 2002 Annual Meeting of the Shareholders of the Company to be held on October 29, 2002 at 10:00 a.m. and at any meetings held upon adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2002 Annual Meeting will be held at the offices of Golden Gate Capital, One Embarcadero Center, 33rd Floor, San Francisco, California. This proxy statement and the accompanying proxy card is being sent to you on or about September 27, 2002.

The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of September 18, 2002 (the “Record Date”), there were approximately 68,113,615 shares of the Company’s common stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date.

The Company will bear the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations.

FREQUENTLY ASKED QUESTIONS

What am I voting on?

The election of two Class II directors for a three-year term. Management’s nominees for such directors are: Mr. Michael A. Krupka and Mr. John D. Howard.

Who is entitled to vote?

Shareholders as of the close of business on September 18, 2002 (the “Record Date”) are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as the “shareholder of record”

•	Held for you in an account with a broker, bank, or other nominee

How do I vote by proxy?

If you are a shareholder of record, you may vote by proxy by signing and dating each proxy you receive and returning it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the two nominees for director listed below under Proposal No. 1, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Sign your name on the back of the proxy exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company or partnership), you should indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all the owners.

You have the right to revoke your proxy any time before the meeting by notifying the Company’s Secretary in writing. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

How do I vote in person?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, even if you plan to attend the meeting.

How do I vote my shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting by mail, telephone, and Internet.

What does it mean if I receive more than one proxy card?

It means that you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each card after filling out your voting preferences on each card.

Who will count the votes?

Leslie Fleischer, Esquire, Director of Legal Affairs for the Company, will act as the judge of election at the Annual Meeting.

What constitutes a quorum?

A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes (defined below) are counted for purposes of determining a quorum. (A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions.)

How many votes are needed for approval of each item?

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two director nominees unless the proxy contains instructions to the contrary. Instructions to withhold authority to vote for one or more of the nominees will result in your shares not being voted in favor of those nominees. As a result, those nominees will receive fewer total votes. However, such action will not reduce the number of votes otherwise received by the nominees.

Because directors are elected by a plurality of votes, abstentions and broker non-votes will not affect their election.

If you have questions about your admittance card, you may call Justine Lien at (610) 630-5300, or send an e-mail message to lien@icst.com.

FISCAL YEAR 2002 AUDIT FEE SUMMARY

During fiscal year 2002, the Company retained is principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees

Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2002 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $210,000.

Financial Information Systems Design and Implementation Fees

The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the 2002 fiscal year.

All Other Fees

Fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $255,700. The types of non-audit services provided by PricewaterhouseCoopers LLP include tax related services of $84,700 and due diligence related to the acquisition of Micro Networks Corporation of $171,000, which do not include any of the types of services that will be prohibited to be rendered by a company’s independent auditors in accordance with changes to the federal securities laws adopted pursuant to the Sarbanes-Oxley Act of 2002. The prohibition is not currently in effect but is expected to go into effect some time during 2003. All audit and non-audit services expected to be provided by PricewaterhouseCoopers LLC have been pre-approved by the Audit Committee. The Audit Committee has considered the non-audit services rendered to the Company by PricewaterhouseCoopers LLP and believe the rendering of those services is not incompatible with PricewaterhouseCoopers LLP maintaining its independence.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes with staggered three-year terms with each class consisting as nearly as possible of one-third of the total number of directors. The seven member Board of Directors currently consists of three Class I directors, two Class II directors and two Class III directors.

A single class of directors is elected each year at the annual meeting. Each director elected at each such annual meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his successor has been elected and duly qualified.

The shareholders are requested to vote for two nominees to serve as directors in Class II whose terms will expire at the 2005 Annual Meeting of Shareholders or until their successors are elected and duly qualified. The two nominees are Michael A. Krupka and John D. Howard, and each named nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve his term as director if elected.

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a Director. The Board of Directors recommends that you vote FOR Messrs. Krupka and Howard, as the Board believes that this would serve the best interests of our Company and its shareholders. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute. In such event, shares represented by proxies may be voted for a substitute director.

Biographical Information

The following sets forth brief biographical information for each director and executive officer of Integrated Circuit Systems, Inc. All directors of the Company hold office for their respective terms and until their successors have been elected and qualified.

Name	Age	Position
Hock E. Tan	50	Chief Executive Officer, President and Director
Justine F. Lien	40	Vice President and Chief Financial Officer
Lewis C. Eggebrecht	58	Vice President and Chief Scientist
Henry I. Boreen	75	Director
David Dominik	46	Director
Michael A. Krupka	37	Director
Prescott Ashe	35	Director
John D. Howard	50	Director
Nam P. Suh, Ph.D.	66	Director

Hock E. Tan began serving as Chief Executive Officer and President after the recapitalization in May 11, 1999. Mr. Tan joined us in August 1994 and was appointed as Senior Vice President and Chief Financial Officer in February 1995. In April 1996, Mr. Tan was appointed to the additional post of Chief Operating Officer. Before joining our company, Mr. Tan was Vice President of Finance of Commodore International, Ltd. from 1992 to 1994. Mr. Tan has served as Managing Director of Pacven Investment, Ltd. from 1988 to 1992 and was Managing Director of Hume Industries (M) Ltd. from 1983 to 1988. His career also includes senior financial positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan holds an M.B.A. from Harvard Business School and an M.S. in Mechanical Engineering from Massachusetts Institute of Technology. Mr. Tan currently serves as a member of Class III of the Board of Directors, and his current term expires at the annual meeting in 2003.

Justine F. Lien was appointed Chief Financial Officer after the recapitalization on May 11, 1999 and has been with us since 1993. She has held titles including Director of Finance and Administration and Assistant Treasurer. Prior to joining us, Ms. Lien was employed by Smith Industries in various finance capacities. Ms. Lien holds a B.A. degree in Accounting and Economics from Immaculata College and is a Certified Management Accountant.

Lewis C. Eggebrecht was appointed Vice President and Chief Scientist in 1998 and possesses over 30 years of experience in the integrated circuit and personal computer industries. Prior to his employment with us, Mr. Eggebrecht was Chief Architect for the Multimedia Products Group at Philips Semiconductor from 1996 to 1998. Mr. Eggebrecht was a senior engineer at S3 in 1996 and was a Vice President and Chief Scientist at our company from 1994 to 1996. Mr. Eggebrecht also held senior engineering positions at Commodore International, Franklin Computer and IBM. Mr. Eggebrecht holds numerous patents and industry awards and has authored over 25 articles for a variety of technical publications. Mr. Eggebrecht holds a B.S.E.E. degree from the Michigan Technological University and has accomplished advanced degree work at the University of Minnesota.

Henry I. Boreen has been a director since December 1984. He served as Interim Chief Executive officer from March 1998 through October 1998. Since 1984, Mr. Boreen has been a principal of HIB International. From 1989 to January 1998, Mr. Boreen has also served as chairman of AM Communications, Inc., a manufacturer of telecommunications equipment. Mr. Boreen has over 35 years of experience in the integrated circuits industry and was the founder and chairman of Solid State Scientific, a semiconductor manufacturer. Mr. Boreen currently serves as a member of Class I of the Board of Directors, and his current term expires at the annual meeting in 2004.

David Dominik has been a managing director of Golden Gate Capital, a private equity investment firm he co-founded, since 2000. He has also been a special limited partner of Bain Capital, LLC, a private investment firm, since 2000. From 1990 to March 2000, he was a managing director of Bain Capital, LLC. From 1986 to 1990, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and Assistant to the Chairman of Genzyme Corporation, a biotechnology firm from 1984 to 1986. From 1982 to 1984, he worked as a management consultant at Bain & Company. Mr. Dominik also serves on the Board of Directors of DDi Corp. and ThermaWave, Inc. Mr. Dominik currently serves as a member of Class I of the Board of Directors, and his current term will expire at the annual meeting in 2004.

Michael A. Krupka joined Bain Capital in 1991 and has been a Managing Director since 1997. Prior to joining Bain Capital, Mr. Krupka spent several years as a management consultant at Bain & Company where he focused on technology and technology-related companies. In addition, he has served in several senior operating roles at Bain Capital portfolio companies. Mr. Krupka currently serves on the board of directors of US LEC Corp. Mr. Krupka currently serves as a member of Class II of the Board of Directors, and is running for re-election. If elected, Mr. Krupka’s term will expire at the annual meeting in 2005.

Prescott Ashe has been a managing director of Golden Gate Capital, a private equity investment firm, since 2000. Prior to Golden Gate Capital, Mr. Ashe was an investment professional with Bain Capital beginning in 1991 and ending in 2000. Prior to that, he was a consultant at Bain & Company. Mr. Ashe also serves on the Board of Directors of DDi Corp. Mr. Ashe currently serves as a member of Class I of the Board of Directors, and his current term will expire at the annual meeting in 2004.

John D. Howard joined Bear Stearns in March of 1997 to develop and build its Merchant Banking business. He is a Senior Managing Director of Bear Stearns and Head of Merchant Banking. Prior to joining Bear Stearns, Mr. Howard founded Gryphon Capital Partners, a private investment firm. From 1990 to 1996, he was co-Chief Executive Officer of Vestar Capital Partners, Inc., a private investment firm specializing in management buyouts. In addition, Mr. Howard was a Senior Vice President and partner of Wesray Capital Corporation, one of the foremost private equity sponsors and a pioneer of leveraged buyouts, from 1985 to 1990. Formerly, Mr. Howard was a Vice President in the mergers and acquisitions group of Bear Stearns. Mr. Howard currently serves as a member of Class II of the Board of Directors, and is running for re-election. If elected, Mr. Howard’s term will expire at the annual meeting in 2005.

Nam P. Suh, Ph.D. is currently the Ralph E. & Eloise F. Cross Professor and Director at the Manufacturing Institute at the Massachusetts Institute of Technology (“MIT”). Previously, he held the position of the Head of the Department of Mechanical Engineering and the Director of the Manufacturing Institute at MIT. He has been with the MIT faculty since 1970 and during this time, he was the Founding Director of the MIT Laboratory for Manufacturing and Productivity, Founder and Director of the MIT-Industry Polymer Processing Program, head of the Mechanics and Material Division of the Mechanical Engineering department, and a member of the Engineering Council of MIT. Between 1984 and 1988, he was appointed by President Reagan as Assistant Director for Engineering of the National Science Foundation, for which he received the Foundation’s Distinguished Service Award. He has authored over 230 papers, four books, and holds over forty patents. Dr. Suh holds an S.B. and M.B. from MIT, and has received a Ph.D. from Carnegie Mellon University. Dr. Suh also received three honorary doctorate degrees. Dr. Suh currently serves as a member of Class III of the Board of Directors, and his current term expires at the annual meeting in 2003.

Compensation Committee Interlocks and Insider Participation.

The Compensation Committee of the Board of Directors was formed in May of 2000 and the current members of the Compensation Committee are John Howard and Michael Krupka. Neither Mr. Howard nor Mr. Krupka is an officer or employee, or a former officer or employee of the Company.

Committees and Meetings of the Board of Directors

During the year ended June 29, 2002, the Board of Directors met four times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and committees of the Board on which he served.

The Board of Directors has two committees: an Audit Committee and a Compensation Committee.

The Audit Committee, which is required to consist of a majority of directors not otherwise affiliated with the Company, consists of Messrs. Boreen, Howard and Dr. Suh. The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls. During the year ended June 29, 2002, the Audit Committee met four times.

Our Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees. The Compensation Committee, which is required to consist of at least two non-employee directors, consists of Messrs. Howard and Krupka. During the year ended June 29, 2002, the Compensation Committee met four times.

In accordance with the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market has proposed rule changes that will tighten the definition of “independent director.” Both the existing and the proposed Nasdaq rules generally require all members of the Audit Committee of a company with shares traded on the Nasdaq National Market to be independent directors. Currently, other than our CEO, all members of our Board of Directors (including all members of our Board’s Audit Committee and Compensation Committee) are independent within the meaning of the Sarbanes-Oxley Act of 2002 as well as both the existing and proposed listing criteria of the Nasdaq National Market.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended June 29, 2002, June 30, 2001 and July 1, 2000, the compensation paid by the Company to those persons who were at any time during the last completed fiscal year, the Company’s Chief Executive Officer, and its next most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000 for the last completed fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options(#)	All Other Compensation ($)(2)
Hock E. Tan	2002	296,751	59,812	250,000	10,623
CEO, President and	2001	279,923	281,250	75,000	63,483
Director (since May 1999)	2000	262,556	252,000	84,710	57,897
Justine F. Lien	2002	180,000	28,080	130,000	11,898
Chief Financial Officer	2001	179,231	97,370	—	26,051
(since May 1999)	2000	149,172	112,278	—	26,855
Lewis C. Eggebrecht	2002	222,882	22,504	105,000	5,661
Vice President and Chief	2001	207,056	126,751	—	38,588
Scientist	2000	195,618	105,483	—	37,343

(1)	Includes cash bonuses for services rendered in the applicable fiscal year.
(2)
Includes amounts contributed by the Company for fiscal year 2002 (i) under the Company’s 401(k) Plan as follows: Mr. Tan—$10,119; Ms. Lien—$11,444; and Mr. Eggebrecht—$5,172; and (ii) for premiums for a life insurance policy as follows: Mr. Tan—$504; Ms. Lien—$454; and Mr. Eggebrecht—$489.

The following table sets forth the option grants during the fiscal year ended June 29, 2002 for the individuals named in the Summary Compensation Table.

OPTION GRANTS IN FISCAL YEAR ENDED JUNE 29, 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Hock E. Tan	250,000	5.88%		19.45	04/24/12	3,058,000	7,749,573
Justine F. Lien	30,000 100,000	0.71 2.35	% %	17.70 19.45	08/10/11 04/24/12	333,943 1,223,200	846,277 3,099,829
Lewis C. Eggebrecht	25,000 80,000	0.59 1.88	% %	17.70 19.45	08/10/11 04/24/12	278,286 978,560	705,231 2,479,863

The following table sets forth aggregate option exercises during the fiscal year ended June 29, 2002 and option values for the individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options At Fiscal Year End (#)	Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Hock E. Tan	20,000	$427,902	311,495/414,205	6,017,334/4,791,987
Justine F. Lien	70,000	$1,336,077	159,918/214,711	3,119,631/1,802,180
Lewis C. Eggebrecht	263,254	$5,077,224	0/210,888	0/2,188,285

Compensation of Directors

The Company reimburses members of the Board of Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, we compensate independent members of the Board of Directors an annual stipend of $15,000 for services provided in such capacity as well as $2,500 per board meeting attended. We paid approximately $100,000 to the board members during fiscal years 2002 and 2001; there were no payments made to the board members during fiscal year 2000.

Executive Employment Agreement

In July 2002, the Compensation Committee approved an increase in the base salary of Hock E. Tan, as CEO and President, to $300,000 per year pursuant to an employment agreement that was entered into as of May 1999. In addition to his salary, Mr. Tan is eligible to earn an annual bonus of up to 150% of his base salary based upon our attaining certain performance targets established annually by the Board of Directors. During his term of employment, Bain Capital has agreed to nominate and vote for Mr. Tan to serve as a member of the Board of Directors. Mr. Tan’s employment agreement may be terminated either by Mr. Tan’s resignation or by the Company, with, or without cause. In the event the employment agreement is terminated without cause, or Mr. Tan resigns for good reason, the Company is required to make severance payments to Mr. Tan in the amount of 125% of his then current base salary, plus any bonus earned but unpaid (such bonus being prorated if Mr. Tan is terminated prior to the last day of the fiscal year) and health benefits. The foregoing severance payments are required to be made until twelve months following termination.

SUMMARY OF ALL EXISTING EQUITY COMPENSATION PLANS

The following table sets forth information as of the end of the Company’s 2002 fiscal year with respect to compensation plans under which the Company is authorized to issue shares.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders (1)	9,607,479	$9.85	1,716,594
Equity compensation plans not approved by security holders (2)	—	—	—
Total	9,607,479	$9.85	1,716,594

(1)	These plans consist of: 1999 Stock Option Plan, Executive Stock and Option Agreements, Executive Stock Purchase Agreement, 2000 Long-Term Equity Incentive Plan, 2000 Employee Stock Purchase Plan
(2)	There are no plans which have not been approved by the shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and greater than 10% shareholders (“Reporting Persons”) to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required to be filed during the fiscal year ended June 29, 2002, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except for two reports and two transactions, all of which were reported and filed late on Form 5 by John Howard, a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s compensation program includes short and long-term incentives designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize shareholder value. The Board believes that executive officer compensation, including that of the Chief Executive Officer, should be significantly influenced by Company performance.

The Company’s compensation package for its executive officers consists of base salary and variable incentive compensation, consisting of two parts: a short-term cash bonus and long-term stock options. The variable portion of the compensation package is directly linked to Company performance. In setting total compensation, individual and Company performance are considered, as well as compensation survey data and other publicly available data of companies considered to be peers of the Company in the semiconductor industry.

The Board has established a comprehensive annual salary plan and policy for the Company’s senior executives. The salary plan was based upon industry and peer group data, as well as the past performance and expected future contributions of the individual executives. The Board also determined the base salary of the Chief Executive Officer based upon similar competitive compensation data and the Committee’s assessment of their performance and its expectation as to their future contributions in leading the Company.

The Company uses a system of “management by objectives” (“MBOs”) to determine cash bonuses. Under the Company’s bonus plan, all employees, including executive officers, are eligible to receive cash bonuses based upon a combination of (i) the Company achieving revenue and earnings objectives, (ii) the employee’s business unit achieving its specific business and financial objectives, and (iii) the employee meeting specified performance objectives. Each employee has a target bonus, expressed in terms of a percentage of base salary, which is dependent upon his or her position with the Company. For the fiscal year ending June 29, 2002, the bonus plan provided for target bonuses ranging from 10% to 75% of base salary. The target bonus for the Chief Executive Officer was 75%. This was based on the above objectives, including financial performance of the Company during the previous fiscal year. Based upon achievement of the aforementioned criteria, bonuses are determined and paid semi-annually. In addition to the target bonuses, discretionary bonuses may be determined and paid to certain senior managers and sales executives on a quarterly basis. The Board relied on the above data and its assessment of individual performance and achievement of business unit and Company results to objectives, and it exercises subjective judgment and discretion in light of this information and the Company’s compensation policies described above to determine base salaries and bonuses.

Beginning in May 1999, Mr. Hock E. Tan began serving as President and Chief Executive Officer of the Company. In July 2002, the Compensation Committee approved an increase in the base salary of Mr. Tan, as CEO and President, to $300,000 per year. In addition to his salary, Mr. Tan is eligible to earn an annual bonus of up to 150% of his base salary based upon our attaining certain performance targets established annually by the Board of Directors. During his term of employment, Bain Capital has agreed to nominate and vote for Mr. Tan to serve as a member of the Board of Directors.

Stock options granted to employees typically vest over four years and are exercisable at fair market value on the anniversary of the date of grant. Since the value of an option bears a direct relationship to the Company’s stock price, it is an effective incentive for management to create value for shareholders. The Board therefore views stock options as a critical component of its long-term, performance-based compensation philosophy. The number of stock options granted to the Company’s three executive officers and the hypothetical potential of the awards is shown on page 7. As with the determination of base salaries and bonuses, the Committee relies on data of companies in the semiconductor industry, its assessment of the individual’s, the business unit’s and the Company’s performance and the stock options grants previously made, and exercises subjective judgment and discretion after careful consideration of this information and the Company’s general policies. Based on the achievement of performance objectives established for fiscal 2002, the Committee granted stock options to Mr. Tan for 250,000 of shares of common stock. Executive officers may also participate, along with other Company employees, in the Company’s 401(k) Plan, which includes Company matching contributions.

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Board considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Board’s control, the Board intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Board may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility.

Michael A. Krupka
John D. Howard

AUDIT COMMITTEE

In May, 2000, the Board of Directors and the Audit Committee unanimously adopted a new Audit Committee Charter outlining the responsibilities and duties of the Audit Committee.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended June 29, 2002.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2002.

Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

Henry I. Boreen
John D. Howard
Nam P. Suh

Stock Performance Chart

The following Stock Performance Chart compares the Company’s cumulative total shareholder return on its Common Stock for the period from May 23, 2000 to June 29, 2002, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and Philadelphia Semiconductor Index. The comparison assumes $100 was invested on May 23, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the approximate beneficial ownership of: (i) each class of its equity securities by each person who is known by the Company to own more than 5% of the Company’s outstanding voting securities and (ii) each class of its equity securities by each of its directors and executive officers and all of the directors and executive officers as a group, in each case as of August 15, 2002, except as otherwise disclosed. Unless otherwise noted, to our knowledge, each of the following shareholders has sole voting and investment power as to the shares shown:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Shareholders:
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	6,180,365	9.0%
Franklin Resources, Inc.(2) One Franklin Parkway San Mateo, CA 94403	6,215,181	9.1%
Directors and Executive Officers:
Hock E. Tan(3)	435,283	*
Justine F. Lien(4)	312,399	*
Lewis C. Eggebrecht(5)	234,971	*
Nam P. Suh(6)	8,000	*
Michael A. Krupka(7)	1,073,288	1.6%
David Dominik(8)	205,556	*
Prescott Ashe(9)	206,631	*
John Howard(10)	2,063,883	3.0%
Directors and Executive Officers(11) as a group (8 persons)	4,127,824	6.0%

*	Represents less than 1%.
(1)
As of August 29, 2002, includes (i) 5,545,640 shares of common stock beneficially owned by Fidelity Management & Research Company and FMR Co., Inc, wholly-owned subsidiaries of FMR Corp. and investment advisors registered under Section 203 of the Investment Advisors Act of 1940 and (ii) 634,725 shares of common stock beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

(2)
Based on a Form 13F for the quarter ended June 30, 2002 filed with the SEC, includes 6,215,181 shares of common stock beneficially owned by Templeton Franklin Investment Services, Inc., Franklin Private Client Group, Inc., Fiduciary Trust Company International or Franklin Advisers, Inc., all of which are wholly-owned subsidiaries of Franklin Resources, Inc.

(3)	Includes 311,495 shares of common stock issuable upon exercise of options and 123,788 shares of common stock held in trust for Mr. Tan’s children.
(4)	Includes 159,918 shares of common stock issuable upon exercise of options.
(5)	Includes 6,250 shares of common stock issuable upon exercise of options.
(6)	Includes 8,000 shares of common stock issuable upon exercise of options.
(7)
Includes (i) 786,630 shares of common stock owned by Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is Bain Capital Investors, LLC (“BCI”), of which Mr. Krupka is a member, (ii) 2,623 shares of common stock owned by PEP Investment PTY Ltd. for which BCI, of which Mr. Krupka is a member, is attorney-in fact, and (iii) 284,035 shares of common stock owned by BCIP Associates II (“BCIP II”), BCIP Associates II-B (“BCIP II-B”), BCIP Trust Associates II (“BCIP Trust II”), BCIP Trust Associates II-B (“BCIP Trust II-B”) and BCIP Associates II-C (“BCIP II-C” and collectively with BCIP II, BCIP II-B, BCIP Trust II, BCIP Trust II-B, the “BCIPs”), in

each case whose managing partner is BCI, of which Mr. Krupka is a member, and certain of the BCIPs of which Mr. Krupka or an entity affiliated with Mr. Krupka is a general partner. Mr. Krupka disclaims beneficial ownership of any such shares in which he does not have a beneficial ownership.

(8)
Includes 205,556 shares of common stock owned by BCIP II and BCIP Trust II, of which Mr. Dominik or an entity affiliated with Mr. Dominik is a general partner. Mr. Dominik disclaims beneficial ownership of any such shares in which he does not have a beneficial ownership.

(9)
Includes 205,556 shares of common stock owned by BCIP II and BCIP Trust II, of which Mr. Ashe or an entity affiliated with Mr. Ashe is a general partner. Mr. Ashe disclaims beneficial ownership of any such shares in which he does not have a beneficial ownership.

(10)
Mr. Howard is a Senior Managing Director of Bear, Stearns & Co. Inc. Accordingly, Mr. Howard may be deemed to beneficially own some or all of the 2,063,883 shares owned by The Bear Stearns Companies Inc. Mr. Howard disclaims beneficial ownership of any such shares.

(11)	Includes 485,663 shares of common stock issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Previous Loans to Executive Officers

On May 11, 1999, certain members of the management team entered into stock purchase agreements. In exchange for the purchase of Class A common shares and Class L common shares, the executives delivered to us a promissory note. The notes accrued interest at 8% per annum and were to mature on May 11, 2006. The executives could prepay the notes at any time, in full or in increments of $1,000. If the executives received a bonus from us, the executives had the obligation to prepay their notes in an amount equal to 50% of the amount of such bonus, net of the amount of any customary withholding taxes and such amount paid to us. At the start of our fiscal year, Mr. Tan owed $200,000 under a promissory note. During the year, Mr. Tan paid interest in the amount of $5,773.11 on this promissory note. As of June 29, 2002 all amounts owed under Mr. Tan’s promissory note have been paid in full. In accordance with the Sarbanes-Oxley Act of 2002, we will no longer advance any personal loans to our directors or executive officers.

Orders Placed with Affiliate of Major Shareholders

Michael A. Krupka, David Dominik and Prescott Ashe, all of whom are directors of the Company, are members or general partners of certain investment funds associated with Bain Capital. Certain of these Bain Capital investment funds are also shareholders of ChipPAC, Inc., one of our production vendors. Our orders to ChipPAC totaled approximately $1.0 million for fiscal year 2002, $6.0 million for fiscal year 2001 and $3.5 million in fiscal year 2000 and were on market terms.

SHAREHOLDER PROPOSALS

In order for a nomination for the election of a director or any other proposal to be presented by any shareholder at the Company’s 2003 Annual Meeting of Shareholders, notice of the nomination or other proposal, together with the additional information required by the Company’s By-laws, must be delivered by the shareholder to the Secretary of the Company at its principal executive offices not less than 60 days and not more than 90 days before the date of the meeting and, in the case of a proposal, the proposal must be an appropriate subject for shareholder action under applicable law. If the Company announces the date of the 2003 Annual Meeting of Shareholders less than 70 days before the meeting, then the notice and other information concerning director nominations and shareholder proposals shall be required to be delivered by the shareholder to the Secretary of the Company no later than 10 days following the Company’s announcement of the meeting date. In the event that the Company receives, within the time frame set forth above, notice of a shareholder proposal which is not included in the Company’s proxy materials for the 2003 Annual Meeting of Shareholders, then so long as the Company includes in its proxy statement for that meeting, advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC’s rules governing shareholder proposals. In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices not later than June 5, 2003.

INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has been appointed as the Company’s independent auditors for the fiscal year ending June 28, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and available to respond to appropriate questions.

OTHER MATTERS

Management knows of no matters other than those listed in the attached Notice of the Annual Meeting that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

By Order of the Board of Directors,
Justine Lien
Chief Financial Officer and Corporate Secretary

Norristown, Pennsylvania
September 27, 2002

INTEGRATED CIRCUIT SYSTEMS, INC.
PROXY
Solicited on behalf of the Board of Directors

The undersigned hereby appoints Hock E. Tan and Justine F. Lien, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. to be held at 10:00 a.m. PST on October 29, 2002, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares.
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” ITEM 1, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
The Directors recommend a vote “FOR” item 1.
1.	ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM: MICHAEL A. KRUPKA AND JOHN D. HOWARD
❑ FOR all listed nominees
❑ WITHHOLD AUTHORITY to vote for all listed nominees
❑ LISTED NOMINEES except the following:
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME OF SUCH NOMINEE(S) IN THE SPACE         PROVIDED BELOW.)

(Please date and sign on reverse side)

(Continued from other side)

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 29, 2002.
I  ❑ plan / ❑ do not plan to attend the Annual Meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS. JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF SIGNER IS A CORPORATION, PLEASE SIGN FULL NAME BY DULY AUTHORIZED OFFICER.

Dated:                         , 2002

Signature

(Shareholders Sign Here)

PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE